UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 12, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 12, 2015, Qumu Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 9,138,125 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting on the April 1, 2015 record date, 8,397,280 shares, or approximately 91.9%, were present at the Annual Meeting either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	6,043,140	79,893	2,274,247
Daniel R. Fishback	5,759,926	363,107	2,274,247
Thomas F. Madison	5,735,424	387,609	2,274,247
Kimberly K. Nelson	5,641,097	481,936	2,274,247
Robert F. Olson	5,759,926	363,107	2,274,247
Justin A. Orlando	6,006,065	116,968	2,274,247

2.	Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
5,993,485	115,803	13,745	2,274,247

3.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Vote
8,165,596	221,691	9,993	0

As a result, each nominee was elected as a director of the Company and each other proposal was approved at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  May 12, 2015